UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2024

Cartica Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41198	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1-202-741-3677

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	CITEU	The Nasdaq Stock Market LLC

Class A Ordinary Share, par value $0.0001 per share	CITE	The Nasdaq Stock Market LLC

Redeemable Warrants	CITEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 23, 2024, Cartica Acquisition Corp (the “Company”) issued a press release announcing that the extraordinary general meeting of shareholders originally scheduled for December 26, 2024 (the “Special Meeting”) has been postponed to January 3, 2025 at 9:00 a.m. Eastern Time and the location of the Special Meeting has been changed to the office of Morrison & Foerster LLP located at 250 W 55th Street, New York, NY 10019. If you would like to attend in person you are requested to confirm your attendance at least two business days in advance of the Special Meeting by contacting C. Brian Coad at the office of Morrison & Foerster LLP located at 250 W 55th Street, New York, NY 10019.

The record date for the Special Meeting remains November 27, 2024 (the “Record Date”). There is no change to the purpose or any of the proposals to be acted upon at the Special Meeting. Shareholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Shareholders as of the Record Date can vote, even if they have subsequently sold their shares. Shareholders may vote by following the instructions on their provided proxy card. Votes submitted must be received by 12:00 p.m. Eastern Time, on January 2, 2025.

Also as a result of this change, the Company has extended the deadline for delivery of redemption requests from holders of the Company’s Class A ordinary shares issued in the Company’s initial public offering to 5:00 p.m. Eastern Time on Tuesday, December 31, 2024. Shareholders who wish to withdraw their previously submitted redemption requests may do so by contacting the Company’s transfer agent.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

About Cartica Acquisition Corp

Cartica Acquisition Corp is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Participants in the Solicitation

The Company, its directors and executive officers, and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Special Meeting. Information regarding the persons who may, under the rules of the Securities and Exchange Commission (the “SEC”), be deemed participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests are contained in the definitive proxy statement relating to the Special Meeting (the “Proxy Statement”).

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed the Proxy Statement with the SEC in connection with the Special Meeting and, beginning on or about December 10, 2024, mailed the Proxy Statement and other relevant documents to its shareholders as of the Record Date. The Company’s shareholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents contain important information about the Company, the proposals, and related matters. Shareholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: c/o 1345 Avenue of the Americas, 11th Floor, New York, NY 10105, Attention: Mr. Brian Coad.

Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this current report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated December 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cartica Acquisition Corp

Date: December 23, 2024	By:	/s/ Suresh Guduru
	Name:	Suresh Guduru
	Title:	Chairman and Chief Executive Officer